Exhibit 99.1

FEDERAL REALTY INVESTMENT TRUST

SUPPLEMENTAL INFORMATION

March 31, 2008

TABLE OF CONTENTS

1.	First Quarter 2008 Earnings Press Release	3

2.	Financial Highlights
	Summarized Income Statements	7
	Summarized Balance Sheets	8
	Funds From Operations / Summary of Capital Expenditures	9
	Market Data	10
	Components of Rental Income	11

3.	Summary of Debt
	Summary of Outstanding Debt and Capital Lease Obligations	12
	Summary of Debt Maturities	13

4.	Summary of Redevelopment Opportunities	14

5.	Real Estate Status Report	15

6.	Retail Leasing Summary	17

7.	Lease Expirations	18

8.	Portfolio Leased Statistics	19

9.	Summary of Top 25 Tenants	20

10.	Reconciliation of Net Income to FFO Guidance	21

11.	Joint Venture Disclosure
	Summarized Income Statements and Balance Sheets	23
	Summary of Outstanding Debt and Debt Maturities	24
	Real Estate Status Report	25

12.	Glossary of Terms	26

1626 East Jefferson Street

Rockville, Maryland 20852-4041

301/998-8100

Safe Harbor Language

Certain matters discussed within this Supplemental Information may be deemed to be forward-looking statements within the meaning of the federal securities laws. Although Federal Realty believes the expectations reflected in the forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. These factors include, but are not limited to, the risk factors described in our Annual Report on Form 10-K filed on February 27, 2008, and include the following:

•	risks that our tenants will not pay rent or that we may be unable to renew leases or re-let space at favorable rents as leases expire;

•

risks that we may not be able to proceed with or obtain necessary approvals for any redevelopment or renovation project, and that completion of anticipated or ongoing property redevelopments or renovations may cost more, take more time to complete, or fail to perform as expected;

•	risks that the number of properties we acquire for our own account, and therefore the amount of capital we invest in acquisitions, may be impacted by our real estate partnership;

•

risks normally associated with the real estate industry, including risks that occupancy levels at our properties and the amount of rent that we receive from our properties may be lower than expected, that new acquisitions may fail to perform as expected, that competition for acquisitions could result in increased prices for acquisitions, that environmental issues may develop at our properties and result in unanticipated costs, and, because real estate is illiquid, that we may not be able to sell properties when appropriate;

•	risks that our growth will be limited if we cannot obtain additional capital;

•

risks of financing, such as our ability to consummate additional financings or obtain replacement financing on terms which are acceptable to us, our ability to meet existing financial covenants and the limitations imposed on our operations by those covenants, and the possibility of increases in interest rates that would result in increased interest expense; and

•

risks related to our status as a real estate investment trust, commonly referred to as a REIT, for federal income tax purposes, such as the existence of complex tax regulations relating to our status as a REIT, the effect of future changes in REIT requirements as a result of new legislation, and the adverse consequences of the failure to qualify as a REIT.

Given these uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements that we make, including those in this Supplemental Information. Except as required by law, we make no promise to update any of the forward-looking statements as a result of new information, future events, or otherwise. You should review the risks contained in our Annual Report on Form 10-K, filed with the Securities and Exchange Commission on February 27, 2008.

FEDERAL REALTY INVESTMENT TRUST ANNOUNCES

FIRST QUARTER 2008 OPERATING RESULTS

May 7, 2008

FOR IMMEDIATE RELEASE

Investor and Media Inquiries
Andrew Blocher	Vikki Kayne
Senior Vice President,	Vice President,
Capital Markets and Investor Relations	Marketing and Corporate Communications
301/998-8166	301/998-8178
ablocher@federalrealty.com	vkayne@federalrealty.com

FEDERAL REALTY INVESTMENT TRUST ANNOUNCES FIRST QUARTER 2008 OPERATING RESULTS

ROCKVILLE, Md. (May 7, 2008) – Federal Realty Investment Trust (NYSE:FRT) today reported operating results for its first quarter ended March 31, 2008.

•

Funds from operations available for common shareholders (FFO) per diluted share was $0.94 and earnings per diluted share was $0.51 for first quarter 2008, compared to $0.88 and $0.41, respectively, for first quarter 2007.

•	Same-center property operating income for first quarter 2008 increased 3.7% including redevelopments and expansions, and 3.1% excluding redevelopments and expansions, over first quarter 2007.

•	Rent increases on lease rollovers of comparable retail space for first quarter 2008 were 23% on a cash-basis and 37% on a GAAP-basis.

•	Guidance for 2008 FFO per diluted share remains unchanged at $3.89 to $3.94.

Financial Results

In first quarter 2008, Federal Realty generated FFO of $55.4 million, or $0.94 per diluted share. This compares to FFO of $49.6 million, or $0.88 per diluted share in first quarter 2007. Net income available for common shareholders was $29.9 million and earnings per diluted share was $0.51 for the quarter ended March 31, 2008 versus $23.1 million and $0.41, respectively, for first quarter 2007.

FFO is a non-GAAP supplemental earnings measure which the Trust considers meaningful in measuring its operating performance. A reconciliation of FFO and FFO per diluted share to net income is attached to this press release.

FEDERAL REALTY INVESTMENT TRUST ANNOUNCES

FIRST QUARTER 2008 OPERATING RESULTS

May 7, 2008

Portfolio Results

In first quarter 2008, same-center property operating income, including redevelopment and expansion properties, increased 3.7% over first quarter 2007. When redevelopment and expansion properties are excluded from same-center results, property operating income for first quarter 2008 increased 3.1% compared to first quarter 2007.

The Trust’s overall portfolio was 96.1% leased as of March 31, 2008, compared to 96.6% on March 31, 2007. Federal Realty’s same-center portfolio was 96.2% leased on March 31, 2008, compared to 96.9% on March 31, 2007.

During first quarter 2008, the Trust signed 85 leases for 296,000 square feet of retail space. On a comparable space basis (i.e., spaces for which there was a former tenant), the Trust leased 269,000 square feet at an average cash-basis contractual rent increase per square foot (i.e., excluding the impact of straight-line rents) of 23%. The average contractual rent on this comparable space for the first year of the new lease is $29.29 per square foot compared to the average contractual rent of $23.73 per square foot for the last year of the prior lease. The previous average contractual rent is calculated by including both the minimum rent and the percentage rent actually paid during the last year of the lease term for the re-leased space. On a GAAP basis (i.e., including the impact of straight-line rents), rent increases per square foot for comparable retail space averaged 37% for first quarter 2008.

“We remain pleased with the performance of the core portfolio as we, along with the consumer and retailers, continue to navigate this uncertain economic environment,” commented Donald C. Wood, president and chief executive officer of Federal Realty Investment Trust. “There is no doubt that our focus on owning and operating high quality retail and mixed-use assets in some of the nation’s strongest markets will benefit our shareholders both in the near-term, as we gain clarity with respect to economic conditions, and for the long-term.”

Regular Quarterly Dividends

Federal Realty also announced today that its Board of Trustees left the regular dividend rate on its common shares unchanged, declaring a regular quarterly cash dividend of $0.61 per share on its common shares, resulting in an indicated annual rate of $2.44 per share. The regular common dividend will be payable on July 15, 2008 to common shareholders of record as of June 24, 2008.

Guidance

Federal Realty left its guidance for 2008 FFO per diluted share unchanged at a range of $3.89 to $3.94, and revised its 2008 earnings per diluted share guidance to a range of $2.10 to $2.15.

FEDERAL REALTY INVESTMENT TRUST ANNOUNCES

FIRST QUARTER 2008 OPERATING RESULTS

May 7, 2008

Conference Call Information

Federal Realty’s management team will present an in-depth discussion of the Trust’s operating performance on its first quarter earnings conference call, which is scheduled for May 8, 2008, at 12 p.m. Eastern Daylight Time. To participate, please call (866) 770-7146 five to ten minutes prior to the call’s start time and use the passcode FRT EARNINGS (required). The conference leader is Andrew Blocher. Federal Realty will also provide an online web simulcast on the company’s web site, www.federalrealty.com, which will remain available for 30 days following the call. A telephone recording of the call will also be available through June 6, 2008, by dialing (888) 286-8010 and using the passcode 85669510.

About Federal Realty

Federal Realty Investment Trust is an equity real estate investment trust specializing in the ownership, management, development, and redevelopment of high quality retail assets. Federal Realty’s portfolio (excluding joint venture properties) contains approximately 18.2 million square feet located primarily in strategic metropolitan markets in the Northeast, Mid-Atlantic, and California. In addition, the Trust has an ownership interest in approximately 1.0 million square feet of retail space through a joint venture in which the Trust has a 30% interest. Our operating portfolio (excluding joint venture properties) was 96.1% leased to national, regional, and local retailers as of March 31, 2008, with no single tenant accounting for more than approximately 2.7% of annualized base rent. Federal Realty has paid quarterly dividends to its shareholders continuously since its founding in 1962, and has increased its dividend rate for 40 consecutive years, the longest record in the REIT industry. Federal Realty is an S&P MidCap 400 company and its shares are traded on the NYSE under the symbol FRT.

Safe Harbor Language

Certain matters discussed within this press release may be deemed to be forward-looking statements within the meaning of the federal securities laws. Although Federal Realty believes the expectations reflected in the forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. These factors include, but are not limited to, the risk factors described in our Annual Report on Form 10-K filed on February 27, 2008 and include the following:

•	risks that our tenants will not pay rent or that we may be unable to renew leases or re-let space at favorable rents as leases expire;

•

risks that we may not be able to proceed with or obtain necessary approvals for any redevelopment or renovation project, and that completion of anticipated or ongoing property redevelopments or renovations may cost more, take more time to complete, or fail to perform as expected;

•	risks that the number of properties we acquire for our own account, and therefore the amount of capital we invest in acquisitions, may be impacted by our real estate partnership;

•

risks normally associated with the real estate industry, including risks that occupancy levels at our properties and the amount of rent that we receive from our properties may be lower than expected, that new acquisitions may fail to perform as expected, that competition for acquisitions could result in increased prices for acquisitions, that environmental issues may develop at our properties and result in unanticipated costs, and, because real estate is illiquid, that we may not be able to sell properties when appropriate;

FEDERAL REALTY INVESTMENT TRUST ANNOUNCES

FIRST QUARTER 2008 OPERATING RESULTS

May 7, 2008

•	risks that our growth will be limited if we cannot obtain additional capital;

•

risks of financing, such as our ability to consummate additional financings or obtain replacement financing on terms which are acceptable to us, our ability to meet existing financial covenants and the limitations imposed on our operations by those covenants, and the possibility of increases in interest rates that would result in increased interest expense; and

•

risks related to our status as a real estate investment trust, commonly referred to as a REIT, for federal income tax purposes, such as the existence of complex tax regulations relating to our status as a REIT, the effect of future changes in REIT requirements as a result of new legislation, and the adverse consequences of the failure to qualify as a REIT.

Given these uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements that we make, including those in this press release. Except as may be required by law, we make no promise to update any of the forward-looking statements as a result of new information, future events or otherwise. You should carefully review the risks and risk factors included in our Annual Report on Form 10-K filed February 27, 2008.

Federal Realty Investment Trust

Summarized Income Statements

March 31, 2008

	Three months ended March 31,
	2008	2007
	(in thousands, except per share data)
	(unaudited)
Revenue
Rental income	$122,721	$111,763
Other property income	3,386	2,370
Mortgage interest income	1,116	1,130

Total revenue	127,223	115,263

Expenses
Rental expenses	27,327	24,298
Real estate taxes	12,563	10,568
General and administrative	6,934	5,608
Depreciation and amortization	25,400	24,912

Total operating expenses	72,224	65,386

Operating income	54,999	49,877

Other interest income	341	225
Interest expense	(24,353)	(27,337)
Income from real estate partnership	331	284

Income from continuing operations before minority interests	31,318	23,049

Minority interests	(1,332)	(1,296)

Income from continuing operations	29,986	21,753

Discontinued operations
Income from discontinued operations	—	1,383

Results from discontinued operations	—	1,383

Net income	29,986	23,136

Dividends on preferred stock	(135)	(36)

Net income available for common shareholders	$29,851	$23,100

EARNINGS PER COMMON SHARE, BASIC
Continuing operations	$0.51	$0.39
Discontinued operations	—	0.03

	$0.51	$0.42

Weighted average number of common shares, basic	58,503	55,422

EARNINGS PER COMMON SHARE, DILUTED
Continuing operations	$0.51	$0.39
Discontinued operations	—	0.02

	$0.51	$0.41

Weighted average number of common shares, diluted	58,811	55,921

Federal Realty Investment Trust

Summarized Balance Sheets

March 31, 2008

	March 31, 2008	December 31, 2007

	(in thousands)
	(unaudited)
ASSETS

Real estate, at cost
Operating	$3,350,969	$3,304,922
Construction-in-progress	143,834	147,925

	3,494,803	3,452,847
Less accumulated depreciation and amortization	(778,805)	(756,703)

Net real estate	2,715,998	2,696,144

Cash and cash equivalents	27,654	50,691
Accounts and notes receivable	64,588	61,108
Mortgage notes receivable	40,698	40,638
Investment in real estate partnership	29,551	29,646
Prepaid expenses and other assets	100,641	111,070

TOTAL ASSETS	$2,979,130	$2,989,297

LIABILITIES AND SHAREHOLDERS’ EQUITY

Liabilities
Mortgages payable and capital lease obligations	$448,178	$450,084
Notes payable	210,766	210,820
Senior notes and debentures	977,513	977,556
Accounts payable and other liabilities	197,904	204,387

Total liabilities	1,834,361	1,842,847

Minority interests	32,280	31,818

Shareholders’ equity
Preferred stock	9,997	9,997
Common shares and other shareholders’ equity	1,102,492	1,104,635

Total shareholders’ equity	1,112,489	1,114,632

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$2,979,130	$2,989,297

Federal Realty Investment Trust

Funds From Operations / Summary of Capital Expenditures

March 31, 2008

	Three months ended March 31,
	2008	2007
	(in thousands, except per share data)
Funds from Operations available for common shareholders (FFO) (1)
Net income	$29,986	$23,136
Depreciation and amortization of real estate assets	22,950	23,942
Amortization of initial direct costs of leases	2,022	2,070
Depreciation of joint venture real estate assets	330	268

Funds from operations	55,288	49,416
Dividends on preferred stock	(135)	(36)
Income attributable to operating partnership units	232	245

FFO	$55,385	$49,625

FFO per diluted share	$0.94	$0.88

Weighted average number of common shares, diluted	59,192	56,345

Summary of Capital Expenditures
Non-maintenance capital expenditures
Development, redevelopment and expansions	$28,922	$19,985
Tenant improvements and incentives	5,409	3,807

Total non-maintenance capital expenditures	34,331	23,792
Maintenance capital expenditures	2,536	1,745

Total capital expenditures	$36,867	$25,537

Dividends and Payout Ratios
Regular common dividends declared	$35,851	$32,383

Dividend payout ratio as a percentage of FFO	65%	65%

Notes:

(1)	See Glossary of Terms.

Federal Realty Investment Trust

Market Data

March 31, 2008

	March 31,
	2008	2007
	(in thousands, except per share data)
Market data
Common shares outstanding (1)	58,781	56,347
Market price per common share	$77.95	$90.62

Common equity market capitalization	$4,581,979	$5,106,165

Series 1 preferred shares outstanding (2)	400	400
Liquidation price per Series 1 preferred share	$25.00	$25.00

Series 1 preferred equity market capitalization	$10,000	$10,000

Equity market capitalization	$4,591,979	$5,116,165

Total debt (3)	1,636,457	1,828,764

Total market capitalization	$6,228,436	$6,944,929

Total debt to market capitalization at then current market price	26%	26%

Total debt to market capitalization at constant common share price of $90.62	23%	26%

Fixed rate debt ratio:
Fixed rate debt and capital lease obligations (4)	99%	91%
Variable rate debt	1%	9%

	100%	100%

Notes:

(1)	Consists of 60,268,689 shares issued net of 1,487,905 shares held in Treasury as of March 31, 2008. As of March 31, 2007, consists of 57,832,082 shares issued net of 1,485,279 shares held in Treasury. Amounts do not include 380,938 and 561,714 Operating Partnership Units outstanding at March 31, 2008 and 2007, respectively.
(2)	These shares, issued March 8, 2007, are unregistered.
(3)	Total debt includes capital leases, mortgages payable, notes payable, senior notes and debentures, net of premiums and discounts from our consolidated balance sheet. It does not include the $24.4 million which is the Trust’s 30% share of the total $81.5 million debt of the partnership with Clarion Lion Properties Fund.
(4)	On February 21, 2008, we entered into two interest rate swap agreements to fix the variable portion of our $200 million term note through November 6, 2008. The first swap fixed the variable rate at 2.725% on a notional amount of $100 million and the second swap fixed the variable rate at 2.852% on a notional amount of $100 million for a combined fixed rate of 2.789%. As the interest rate on the term loan was effectively fixed by the two swap agreements, the $200 million term loan is included in fixed rate debt.

Federal Realty Investment Trust

Components of Rental Income

March 31, 2008

	Three months ended March 31,
	2008	2007
	(in thousands)
Minimum rents
Retail and commercial (1)	$90,287	$82,917
Residential (2)	4,013	3,610
Cost reimbursements	24,744	22,024
Percentage rents	2,378	1,923
Other rental income	1,299	1,289

Total rental income	$122,721	$111,763

Notes:

(1)	Minimum rents include $1.6 million and $1.7 million for the three months ended March 31, 2008 and 2007, respectively, to recognize minimum rents on a straight-line basis. In addition, minimum rents include $0.6 million and $0.8 million for the three months ended March 31, 2008 and 2007, respectively, to recognize income from the amortization of in-place leases in accordance with SFAS No. 141.
(2)	Residential minimum rents consist of the rental amounts at Rollingwood Apartments, the Crest at Congressional Plaza Apartments and the residential rental units at Santana Row.

Federal Realty Investment Trust

Summary of Outstanding Debt and Capital Lease Obligations

March 31, 2008

	Maturity date	Stated interest rate as of March 31, 2008		Balance as of March 31, 2008		Weighted average effective rate at March 31, 2008 (i)
				(in thousands)
Mortgage loans (a)
Secured fixed rate
LeesbuArg Plaza	10/01/08	6.510%		$9,597
164 E. Houston Street	10/06/08	7.500%		32
White Marsh Other	12/31/08	6.060%		1,142
Mercer Mall	04/01/09	8.375%		4,421
Federal Plaza	06/01/11	6.750%		33,539
Tysons Station	09/01/11	7.400%		6,178
White Marsh Plaza	04/01/13	6.040	%(b)	10,289
Crow Canyon	08/11/13	5.400%		21,495
Melville Mall	09/01/14	5.250	%(c)	24,939
THE AVENUE at White Marsh	01/01/15	5.460%		60,786
Barracks Road	11/01/15	7.950%		41,823
Hauppauge	11/01/15	7.950%		15,766
Lawrence Park	11/01/15	7.950%		29,644
Wildwood	11/01/15	7.950%		26,057
Wynnewood	11/01/15	7.950%		30,211
Brick Plaza	11/01/15	7.415%		30,996
Shoppers’ World	01/31/21	5.910%		5,949
Mount Vernon	04/15/28	5.660	%(d)	11,883
Chelsea	01/15/31	5.360%		8,206

Subtotal				372,953
Net unamortized discount				(620)

Total mortgage loans				372,333		6.90%

Notes payable
Unsecured fixed rate
Term note	11/06/08	LIBOR + 0.575	%(e)	200,000
Perring Plaza renovation	01/31/13	10.000%		1,366
Unsecured variable rate
Revolving credit facility	07/27/10	LIBOR + 0.425	%(f)	—
Escondido (Municipal bonds)	10/01/16	2.406	%(g)	9,400

Total notes payable				210,766		3.62	%(j)

Senior notes and debentures
Unsecured fixed rate
8.75% notes	12/01/09	8.750%		175,000
4.50% notes	02/15/11	4.500%		75,000
6.00% notes	07/15/12	6.000%		175,000
5.40% notes	12/01/13	5.400%		135,000
5.65% notes	06/01/16	5.650%		125,000
6.20% notes	01/15/17	6.200%		200,000
7.48% debentures	08/15/26	7.480	%(h)	50,000
6.82% medium term notes	08/01/27	6.820%		40,000

Subtotal				975,000
Net unamortized premium				2,513

Total senior notes and debentures				977,513		6.44%

Capital lease obligations
Various	Various through 2106	Various		75,845		7.44%

Total debt and capital lease obligations				$1,636,457

Total fixed rate debt and capital lease obligations				$1,627,057	99%	6.25%
Total variable rate debt				9,400	1%	3.16	%(j)

TOTAL DEBT AND CAPITAL LEASES OBLIGATIONS				$1,636,457	100%	6.23%

	Three months ended March 31,
	2008	2007
Operational Statistics
Ratio of EBITDA to combined fixed charges and preferred share dividends (k)	2.95 x	2.46 x
Ratio of adjusted EBITDA to combined fixed charges and preferred share dividends (k)	2.95 x	2.46 x

Notes:

(a)	Mortgage loans do not include our 30% share ($24.4 million) of the $81.5 million debt of the partnership with Clarion Lion Properties Fund.
(b)	The interest rate of 6.04% represents the weighted average interest rate for two mortgage loans secured by this property. The loan balance represents an interest-only loan of $4.35 million at a stated rate of 6.18% and the remaining balance at a stated rate of 5.96%.
(c)	We acquired control of Melville Mall through a 20 year master lease and secondary financing. Because we control this property and retain substantially all of the economic benefit and risk associated with it, this property is consolidated and the mortgage loan is reflected on the balance sheet though it is not our legal obligation.
(d)	The interest rate is fixed at 5.66% for the first ten years and then will be reset to a market rate in 2013. The lender has the option to call the loan on April 15, 2013 or anytime thereafter.
(e)	The term note is subject to a one-year extension at our option. On February 21, 2008, we entered into two interest rate swap agreements to fix the variable portion of this debt through November 6, 2008. The first swap fixed the variable rate at 2.725% on a notional amount of $100 million and the second swap fixed the variable rate at 2.852% on a notional amount of $100 million for a combined fixed rate of 2.789%. The weighted average effective rate, before amortization of debt fees, was 4.21% for the three months ended March 31, 2008.
(f)	The weighted average effective interest rate, before amortization of debt fees, was 4.44% for the three months ended March 31, 2008. This credit facility is subject to a one-year extension at our option.
(g)	The bonds bear interest at a variable rate determined weekly which would enable the bonds to be remarketed at 100% of their principal amount.
(h)	On August 15, 2008, the debentures are redeemable by the holders thereof at the original purchase price of $1,000 per debenture.
(i)	The weighted average effective interest rate includes the amortization of any deferred financing fees, discounts and premiums, if applicable.
(j)	The weighted average effective interest rate excludes $0.2 million in quarterly amortization of deferred financing fees on our revolving credit facility which had $0 drawn at March 31, 2008.
(k)	Fixed charges consist of interest on borrowed funds (including capitalized interest), amortization of debt discount or premium and expense and the portion of rent expense representing an interest factor. Adjusted EBITDA is reconciled to net income in the Glossary of Terms.

Federal Realty Investment Trust

Summary of Debt Maturities

March 31, 2008

DEBT MATURITIES

(in thousands)

Year	Scheduled Amortization	Maturities	Total		Percent of Debt Maturing	Cumulative Percent of Debt Maturing
2008	$5,541	$210,651	$216,192	(1)	13.3%	13.3%
2009	8,349	179,349	187,698		11.5%	24.8%
2010	8,924	—	8,924	(2)	0.5%	25.3%
2011	9,096	112,252	121,348		7.4%	32.7%
2012	9,296	175,000	184,296		11.3%	44.0%
2013	9,202	163,045	172,247		10.5%	54.5%
2014	9,164	20,127	29,291		1.8%	56.3%
2015	6,924	198,391	205,315		12.6%	68.9%
2016	2,976	134,400	137,376		8.4%	77.3%
2017	3,184	200,000	203,184		12.4%	89.7%
Thereafter	75,017	93,676	168,693		10.3%	100.0%

Total	$147,673	$1,486,891	$1,634,564	(3)	100.0%

Notes:

(1)	Includes $200 million outstanding on our term note which is subject to a one-year extension at our option.
(2)	Our $300 million four-year revolving credit facility is subject to a one-year extension at our option. As of March 31, 2008, there was $0 drawn under this credit facility.
(3)	The total debt maturities differs from the total reported on the consolidated balance sheet due to the unamortized net discount or premium on certain mortgage loans, senior notes and debentures as of March 31, 2008.

Federal Realty Investment Trust

Summary of Redevelopment Opportunities

March 31, 2008

Current Redevelopment Opportunities (1) ($ millions)

Property	Location	Opportunity	Projected ROI (2)	Projected Cost (1)	Cost to Date

Projects Anticipated to Stabilize in 2008 (3)

Arlington East	Bethesda, MD	Ground floor retail, four levels of residential units above retail, two levels of below grade parking	9%	$80		$65
Eastgate	Chapel Hill, NC	Center redevelopment including new grocery anchor, façade renovation and site improvements.	10%	$10		$6

Subtotal: Projects Anticipated to Stabilize in 2008 (3) (4)			9%	$90		$71

Projects Anticipated to Stabilize in 2009 (3) (5)
Santana Row	San Jose, CA	5-story building with 15,000 square feet of ground level retail and 65,000 square feet of office space	9%	$42		$2
Hollywood Galaxy Building	Hollywood, CA	Re-tenanting three level entertainment center and converting project into urban neighborhood community center	12%	$16		$13
Houston Street	San Antonio, TX	Construction of a new building with ground level leased to Walgreen’s pharmacy and office above	10%	$8		$1
Village of Shirlington - Phase III & IV	Arlington, VA	Ground lease to hotel operator and ground floor retail as part of office building development (by others)	16%	$7	$	<1

Subtotal: Projects Anticipated to Stabilize in 2009 (3) (4) (5)			10%	$73		$16

Total: Projects Anticipated to Stabilize in 2008 and 2009 (3) (4)			10%	$163		$87

Potential future redevelopment pipeline includes (6):
Property	Location	Opportunity
Assembly Square	Sommerville, MA	Potential substantial transit oriented mixed-use development
Bala Cynwyd	Bala Cynwyd, PA	Redevelopment of nine acres of land for a transit oriented mixed-use project or retail center
Barracks Road	Charlottesville, VA	Anchor re-tenanting, pad re-tenanting, façade renovation, and site improvements
Bethesda Row	Bethesda, MD	Anchor re-tenanting and modifications of building on Hampden Lane
Courthouse Center	Rockville, MD	Center redevelopment adjacent to Rockville Town Square
Flourtown	Flourtown, PA	Anchor re-tenanting, small shop demolition, new retail building, façade renovation, and site improvements
Lancaster	Lancaster, PA	Renovation and expansion of existing grocer
Linden Square	Wellesley, MA	Additional phases of infill redevelopment
Mercer Mall	Lawrenceville, NJ	Construction of new bank pad on outparcel
Mid-Pike Plaza	Rockville, MD	Co-terminus leases create potential for retail redevelopment or transit oriented mixed-use development
Pike 7	Vienna, VA	Co-terminus leases create potential for retail redevelopment or mixed-use development
Santana Row	San Jose, CA	Future phases of mixed-use development
Town Center of New Britain	New Britain, PA	Renovation and expansion of existing grocer
Westgate	San Jose, CA	Center redevelopment

Notes:

(1)	These current redevelopment opportunities are being pursued by the Trust. There is no guaranty that the Trust will ultimately complete any or all of these opportunities, that the Projected Return on Investment (ROI) or Projected Costs will be the amounts shown or that stabilization will occur as anticipated. The projected ROI and Projected Cost are management’s best estimate based on current information and may change over time.
(2)	Projected ROI reflects only the deal specific cash, unleveraged Incremental Property Operating Income (POI) generated by the redevelopment and is calculated as Incremental POI divided by cost. Incremental POI is the POI generated by the redevelopment after deducting rent being paid for the redevelopment space and any other space taken out of service to accommodate the redevelopment. Projected ROI does NOT include peripheral impacts, such as the impact on future lease rollovers at the property or the impact on the long-term value of the property.
(3)	Stabilization is the year in which 95% occupancy of the redeveloped space is achieved.
(4)	All subtotals and totals reflect cost weighted-average ROIs.
(5)	Excludes $55 million of development capital at Linden Square, anticipated at acquisition of this in-process development.
(6)	These future redevelopment opportunities are being explored by the Trust. There is no guaranty that the Trust will ultimately pursue or complete any or all of these opportunities.

Federal Realty Investment Trust

Real Estate Status Report

March 31, 2008

Property Name		MSA Description	Year Acquired	Real Estate at Cost	Mortgage or Capital Lease Obligation (1)	GLA (2)	% Leased	Grocery Anchor GLA (3)	Grocery Anchor (3)	Other Principal Tenants
				(in thousands)	(in thousands)
East Region

Washington Metropolitan Area
Bethesda Row	(4)	Washington, DC-MD-VA	1993-2006	$160,916	$12,576	477,000	92%	40,000	Giant Food	Barnes & Noble / Landmark Theater
Congressional Plaza	(5)	Washington, DC-MD-VA	1965	68,608		336,000	96%	28,000	Whole Foods	Buy Buy Baby / Container Store
Courthouse Center	(6)	Washington, DC-MD-VA	1997	4,346		37,000	81%
Falls Plaza/Falls Plaza-East		Washington, DC-MD-VA	1967-1972	11,602		144,000	98%	51,000	Giant Food	CVS / Staples
Federal Plaza		Washington, DC-MD-VA	1989	62,124	33,539	248,000	99%			TJ Maxx / Micro Center / Ross
Friendship Center		Washington, DC-MD-VA	2001	33,341		119,000	100%			Borders / Linens ‘n Things / Maggiano’s
Gaithersburg Square		Washington, DC-MD-VA	1993	23,851		209,000	99%			Bed, Bath & Beyond / Borders / Ross
Idylwood Plaza		Washington, DC-MD-VA	1994	15,544		73,000	100%	30,000	Whole Foods
Laurel		Washington, DC-MD-VA	1986	47,565		386,000	99%	61,000	Giant Food	Marshalls
Leesburg Plaza	(6)	Washington, DC-MD-VA	1998	33,913	9,597	235,000	99%	55,000	Giant Food	Petsmart / Pier One / Office Depot
Loehmann’s Plaza		Washington, DC-MD-VA	1983	30,888		268,000	88%	58,000	Giant Food	Bally Total Fitness / Loehmann’s
Mid-Pike Plaza		Washington, DC-MD-VA	1982	43,957		309,000	100%			Linens ‘n Things / Toys R Us / Bally Total Fitness / AC Moore / Filene’s Basement
Mount Vernon/South Valley/7770 Richmond Hwy	(6)	Washington, DC-MD-VA	2003-2006	76,883	11,883	565,000	96%	62,000	Shoppers Food Warehouse	Bed, Bath & Beyond / Michaels / Home Depot / TJ Maxx / Gold’s Gym
Old Keene Mill		Washington, DC-MD-VA	1976	5,712		92,000	99%	24,000	Whole Foods
Pan Am		Washington, DC-MD-VA	1993	27,791		227,000	97%	63,000	Safeway	Micro Center / Michaels
Pentagon Row		Washington, DC-MD-VA	1999	87,720		296,000	99%	45,000	Harris Teeter	Bally Total Fitness / Bed, Bath & Beyond / DSW / Cost Plus
Pike 7		Washington, DC-MD-VA	1997	34,818		164,000	100%			DSW / Staples / TJ Maxx
Quince Orchard		Washington, DC-MD-VA	1993	20,697		253,000	97%	24,000	Magruders	Circuit City / Staples
Rockville Town Square		Washington, DC-MD-VA	2006-2007	34,866		182,000	100%			CVS / Gold’s Gym
Rollingwood Apartments		Washington, DC-MD-VA	1971	7,074		N/A	96%
Sam’s Park & Shop		Washington, DC-MD-VA	1995	12,238		49,000	88%			Petco
Tower		Washington, DC-MD-VA	1998	19,767		112,000	71%			Talbots
Tyson’s Station		Washington, DC-MD-VA	1978	3,505	6,178	49,000	100%			Trader Joes
Village at Shirlington	(4)	Washington, DC-MD-VA	1995	46,397	6,236	245,000	99%	28,000	Harris Teeter	AMC Loews / Carlyle Grand Café
Wildwood		Washington, DC-MD-VA	1969	17,678	26,057	85,000	100%	20,000	Balducci’s	CVS

		Total Washington Metropolitan Area		931,801		5,160,000	96%
New York / New Jersey
Brick Plaza		Monmouth-Ocean, NJ	1989	56,144	30,996	409,000	100%	66,000	A&P	AMC Loews / Barnes & Noble / Sports Authority
Forest Hills		New York, NY	1997	8,079		46,000	100%			Midway Theatre
Fresh Meadows		New York, NY	1997	68,558		403,000	95%	15,000	Associated Food Stores	Filene’s Basement / Kohl’s / AMC Loews
Hauppauge		Nassau-Suffolk, NY	1998	27,550	15,766	133,000	98%	61,000	Shop Rite	AC Moore
Huntington		Nassau-Suffolk, NY	1988	37,756		279,000	100%			Buy Buy Baby / Toys R Us / Bed, Bath & Beyond / Barnes & Noble
Melville Mall	(7)	Nassau-Suffolk, NY	2006	68,517	24,939	248,000	100%	54,000	Waldbaum’s	Kohl’s / Marshalls
Mercer Mall	(4)	Trenton, NJ	2003	104,189	56,547	501,000	100%	75,000	Shop Rite	Bed, Bath & Beyond / DSW / TJ Maxx / Raymour & Flanigan
Troy		Newark, NJ	1980	22,550		207,000	100%	64,000	Pathmark

		Total New York / New Jersey		393,343		2,226,000	99%
Philadelphia Metropolitan Area
Andorra		Philadelphia, PA-NJ	1988	22,984		267,000	94%	24,000	Acme Markets	Kohl’s / Staples / L.A. Fitness
Bala Cynwyd		Philadelphia, PA-NJ	1993	33,721		280,000	100%	45,000	Acme Markets	Lord & Taylor / L.A. Fitness
Ellisburg Circle		Philadelphia, PA-NJ	1992	27,623		268,000	99%	47,000	Genuardi’s	Buy Buy Baby / Stein Mart
Feasterville		Philadelphia, PA-NJ	1980	11,892		111,000	100%	53,000	Genuardi’s	OfficeMax
Flourtown		Philadelphia, PA-NJ	1980	14,900		188,000	88%	42,000	Genuardi’s
Langhorne Square		Philadelphia, PA-NJ	1985	18,670		216,000	100%	55,000	Redner’s Warehouse Mkts.	Marshalls
Lawrence Park		Philadelphia, PA-NJ	1980	29,077	29,644	353,000	100%	53,000	Acme Markets	CHI / TJ Maxx / HomeGoods
Northeast		Philadelphia, PA-NJ	1983	21,701		285,000	93%			Burlington Coat / Marshalls
Town Center of New Britain		Philadelphia, PA-NJ	2006	13,986		124,000	89%	36,000	Giant Food	Rite Aid
Willow Grove		Philadelphia, PA-NJ	1984	26,928		215,000	99%			Barnes & Noble / Marshalls / Toys R Us
Wynnewood		Philadelphia, PA-NJ	1996	36,108	30,211	255,000	97%	98,000	Genuardi’s	Bed, Bath & Beyond / Borders / Old Navy

		Total Philadelphia Metropolitan Area		257,590		2,562,000	97%
New England
Assembly Square/Sturtevant Street		Boston-Cambridge-Quincy, MA-NH	2005-2006	124,646		513,000	100%			AC Moore / Bed, Bath & Beyond / Christmas Tree Shops / Kmart / Staples / Sports Authority / TJ Maxx
Chelsea Commons		Boston-Cambridge-Quincy, MA-NH	2006-2007	20,652	8,206	196,000	91%	16,000	Sav-A-Lot	Home Depot
Dedham Plaza		Boston-Cambridge-Quincy, MA-NH	1993	30,291		242,000	90%	80,000	Star Market
Linden Square		Boston-Cambridge-Quincy, MA-NH	2006-2007	135,220		196,000	83%	50,000	Roche Brothers Supermarkets	CVS / Fitness Club for Women / Wellesley Volkswagen, Buick
North Dartmouth		Boston-Cambridge-Quincy, MA-NH	2006	27,214		183,000	100%	48,000	Stop & Shop	Lowe’s Home Center
Queen Anne Plaza		Boston-Cambridge-Quincy, MA-NH	1994	15,273		149,000	100%	50,000	Hannaford	TJ Maxx
Saugus Plaza		Boston-Cambridge-Quincy, MA-NH	1996	13,690		171,000	94%	55,000	Super Stop & Shop	Kmart

		Total New England		366,986		1,650,000	95%
Baltimore
Governor Plaza		Baltimore, MD	1985	20,783		269,000	97%	16,500	Aldi	Bally Total Fitness / Office Depot
Perring Plaza		Baltimore, MD	1985	26,684		402,000	99%	58,000	Shoppers Food Warehouse	Home Depot / Burlington Coat Factory / Jo-Ann Stores
THE AVENUE at White Marsh	(9)	Baltimore, MD	2007	93,341	60,786	298,000	98%			AMC Loews / Old Navy / Barnes & Noble / AC Moore
The Shoppes at Nottingham Square		Baltimore, MD	2007	15,805		186,000	100%			Lowe’s Home Center
White Marsh Plaza		Baltimore, MD	2007	24,897	10,289	80,000	98%	54,000	Giant Food
White Marsh Other		Baltimore, MD	2007	63,650	1,142	52,000	100%

		Total Baltimore		245,160		1,287,000	98%

Federal Realty Investment Trust

Real Estate Status Report

March 31, 2008

Property Name		MSA Description	Year Acquired	Real Estate at Cost	Mortgage or Capital Lease Obligation (1)	GLA (2)	% Leased	Grocery Anchor GLA (3)	Grocery Anchor (3)	Other Principal Tenants
				(in thousands)	(in thousands)
Chicago
Crossroads		Chicago, IL	1993	23,012		173,000	89%			Golfsmith / Guitar Center
Finley Square		Chicago, IL	1995	30,821		315,000	98%			Bed, Bath & Beyond / Buy Buy Baby / Petsmart
Garden Market		Chicago, IL	1994	11,489		140,000	95%	63,000	Dominick’s	Walgreens
North Lake Commons		Chicago, IL	1994	13,485		129,000	93%	77,000	Dominick’s

		Total Chicago		78,807		757,000	95%
East Region - Other
Barracks Road		Charlottesville, VA	1985	44,134	41,823	489,000	95%	99,000	Harris Teeter / Kroger	Bed, Bath & Beyond / Barnes & Noble / Old Navy
Bristol Plaza		Hartford, CT	1995	25,682		271,000	85%	74,000	Stop & Shop	TJ Maxx
Eastgate		Raleigh-Durham-Chapel Hill, NC	1986	23,816		155,000	97%			Stein Mart
Gratiot Plaza		Detroit, MI	1973	18,134		217,000	100%	69,000	Kroger	Bed, Bath & Beyond / Best Buy / DSW
Greenwich Avenue		New Haven-Bridgeport-Stamford-Waterbury	1995	15,998		42,000	100%			Saks Fifth Avenue
Lancaster	(8)	Lancaster, PA	1980	10,727	4,907	107,000	96%	39,000	Giant Food	Michaels
Shoppers’ World		Charlottesville, VA	2007	29,210	5,949	170,000	96%	28,000	Whole Foods	Staples
Shops at Willow Lawn		Richmond-Petersburg, VA	1983	75,440		476,000	91%	60,000	Kroger	Old Navy / Staples / Ross

		Total East Region - Other		243,141		1,927,000	93%

		Total East Region		2,516,828		15,569,000	96%

West Region

California
Colorado Blvd		Los Angeles-Long Beach, CA	1996-1998	16,610		69,000	100%			Pottery Barn / Banana Republic
Crow Canyon		San Ramon, CA	2005-2007	64,655	21,495	242,000	93%	58,000	Albertson’s	Loehmann’s / Rite Aid
Escondido	(10)	San Diego, CA	1996	28,198		222,000	98%			Cost Plus / TJ Maxx / Toys R Us
Fifth Ave		San Diego, CA	1996-1997	12,939		51,000	83%			Urban Outfitters
Hermosa Ave		Los Angeles-Long Beach, CA	1997	5,375		22,000	100%
Hollywood Blvd	(11)	Los Angeles-Long Beach, CA	1999	38,229		151,000	85%			DSW / L.A. Fitness
Kings Court	(6)	San Jose, CA	1998	11,517		79,000	100%	25,000	Lunardi’s Super Market	Longs Drug Store
Old Town Center		San Jose, CA	1997	33,714		95,000	96%			Borders / Gap Kids / Banana Republic
Santana Row		San Jose, CA	1997	472,270		562,000	99%			Crate & Barrel / Container Store / Best Buy / Borders / CineArts Theatre
Third St Promenade		Los Angeles-Long Beach, CA	1996-2000	78,883		211,000	98%			J. Crew / Banana Republic / Old Navy / Abercrombie & Fitch
Westgate		San Jose, CA	2004	115,836		645,000	97%	38,000	Safeway	Target / Burlington Coat Factory / Barnes & Noble / Ross
150 Post Street		San Francisco, CA	1997	37,254		102,000	100%			Brooks Brothers / H & M

		Total California		915,480		2,451,000	97%
West Region - Other
Houston St		San Antonio, TX	1998	62,495	32	177,000	68%			Hotel Valencia

		Total West Region		977,975		2,628,000	95%

Grand Total				$3,494,803	$448,798	18,197,000	96%

Notes:

(1)	The mortgage or capital lease obligations differ from the total reported on the consolidated balance sheet due to the unamortized discount or premium on certain mortgage payables.
(2)	Excludes newly created redevelopment square footage not yet in service, as well as residential and hotel square footage.
(3)	Grocery anchor is defined as a grocery tenant leasing 15,000 square feet or more.
(4)	Portion of property subject to capital lease obligation.
(5)	Total investment includes dollars associated with the 146 units of The Crest at Congressional. The Trust has a 64.1% ownership interest in the property.
(6)	Property owned in a “downreit” partnership, of which a wholly owned subsidiary of the Trust is the sole general partner, with third party partners holding operating partnership units.
(7)	On October 16, 2006, the Trust acquired control of Melville Mall through a 20 year master lease and secondary financing. Since the Trust controls this property and retains substantially all of the economic benefit and risks associated with it, we consolidate this property and its operations.
(8)	Property subject to capital lease obligation.
(9)	50% of the ownership of this property is in a “downreit” partnership, of which a wholly owned subsidiary of the Trust is the sole general partner, with third party partners holding operating partnership units.
(10)	The Trust has a 70% ownership interest in the property.
(11)	The Trust has a 90% ownership interest in the property.

Federal Realty Investment Trust

Retail Leasing Summary (1)

March 31, 2008

Total Lease Summary - Comparable (2)

Quarter	Number of Leases Signed	% of Comparable Leases Signed	GLA Signed	Contractual Rent (3) Per Sq. Ft.	Prior Rent (4) Per Sq. Ft.	Annual Increase in Rent	Cash Basis % Increase Over Prior Rent	Straight-lined Basis % Increase Over Prior Rent	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives Per Sq. Ft.
1st Quarter 2008	74	100%	268,608	$29.29	$23.73	$1,494,431	23%	37%	6.3	$2,209,591	$8.23
4th Quarter 2007	87	100%	471,853	$19.65	$16.04	$1,701,647	22%	31%	4.7	$2,360,410	$5.00
3rd Quarter 2007	71	100%	410,312	$23.36	$19.65	$1,519,764	19%	31%	7.4	$4,764,140	$11.61
2nd Quarter 2007	73	100%	340,579	$26.70	$22.52	$1,423,650	19%	29%	7.0	$4,799,408	$14.09

Total -12 months	305	100%	1,491,352	$24.02	$19.90	$6,139,492	21%	32%	6.4	$14,133,549	$9.48

New Lease Summary - Comparable (2)
Quarter	Number of Leases Signed	% of Comparable Leases Signed	GLA Signed	Contractual Rent (3) Per Sq. Ft.	Prior Rent (4) Per Sq. Ft.	Annual Increase in Rent	Cash Basis % Increase Over Prior Rent	Straight-lined Basis % Increase Over Prior Rent	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives Per Sq. Ft.
1st Quarter 2008	28	38%	106,860	$36.64	$28.39	$880,956	29%	44%	7.9	$2,204,591	$20.63
4th Quarter 2007	23	26%	118,389	$20.47	$16.35	$487,942	25%	40%	7.4	$2,345,410	$19.81
3rd Quarter 2007	26	37%	199,685	$21.79	$18.89	$578,760	15%	27%	10.2	$4,730,710	$23.69
2nd Quarter 2007	26	36%	194,278	$24.01	$19.81	$815,119	21%	32%	9.0	$4,774,408	$24.58

Total - 12 months	103	34%	619,212	$24.79	$20.33	$2,762,777	22%	34%	8.8	$14,055,119	$22.70

Renewal Lease Summary - Comparable (2) (7)
Quarter	Number of Leases Signed	% of Comparable Leases Signed	GLA Signed	Contractual Rent (3) Per Sq. Ft.	Prior Rent (4) Per Sq. Ft.	Annual Increase in Rent	Cash Basis % Increase Over Prior Rent	Straight-lined Basis % Increase Over Prior Rent	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives Per Sq. Ft.
1st Quarter 2008	46	62%	161,748	$24.44	$20.65	$613,475	18%	30%	4.7	$5,000	$0.03
4th Quarter 2007	64	74%	353,464	$19.37	$15.94	$1,213,705	22%	28%	3.8	$15,000	$0.04
3rd Quarter 2007	45	63%	210,627	$24.85	$20.38	$941,004	22%	34%	5.0	$33,430	$0.16
2nd Quarter 2007	47	64%	146,301	$30.27	$26.11	$608,531	16%	27%	4.9	$25,000	$0.17

Total - 12 months	202	66%	872,140	$23.46	$19.59	$3,376,715	20%	30%	4.5	$78,430	$0.09

Total Lease Summary - Comparable and Non-comparable (2)
Quarter	Number of Leases Signed	GLA Signed	Contractual Rent (3) Per Sq. Ft.	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives Per Sq. Ft.
1st Quarter 2008	85	295,646	$30.61	6.4	$3,005,202	$10.16
4th Quarter 2007	93	482,730	$20.36	5.0	$2,686,086	$5.56
3rd Quarter 2007	80	442,942	$24.35	7.6	$6,450,056	$14.56
2nd Quarter 2007	90	378,337	$28.39	7.3	$6,752,914	$17.85

Total - 12 months	348	1,599,655	$25.26	6.6	$18,894,258	$11.81

Notes:

(1)	Leases on this report represent retail activity only; office and residential leases are not included.
(2)	Comparable leases represent those leases signed on spaces for which there was a former tenant.
(3)	Contractual rent represents contractual minimum rent under the new lease for the first 12 months of the term.
(4)	Prior rent represents minimum rent and percentage rent, if any, paid by the prior tenant in the final 12 months of the term.
(5)	Weighted average is determined on the basis of square footage.
(6)	See Glossary of Terms.
(7)	Renewal leases represent expiring leases rolling over with the same tenant in the same location. All other leases are categorized as new.

Federal Realty Investment Trust

Lease Expirations

March 31, 2008

Assumes no exercise of lease options

Year	Expiring SF	% of Anchor SF	Minimum Rent PSF (2)	Expiring SF	% of Small Shop SF	Minimum Rent PSF (2)	Expiring SF	% of Total SF	Minimum Rent PSF (2)
2008	222,000	2%	$7.06	590,000	8%	$21.75	812,000	5%	$17.74
2009	943,000	9%	$12.34	927,000	13%	$27.06	1,870,000	11%	$19.64
2010	720,000	7%	$11.18	898,000	12%	$27.84	1,618,000	9%	$20.43
2011	710,000	7%	$14.84	1,097,000	15%	$30.22	1,807,000	11%	$24.18
2012	978,000	10%	$13.34	1,006,000	14%	$31.33	1,984,000	12%	$22.46
2013	1,009,000	10%	$14.16	683,000	9%	$32.27	1,692,000	10%	$21.47
2014	954,000	10%	$17.26	374,000	5%	$34.11	1,328,000	8%	$22.01
2015	438,000	4%	$16.12	410,000	6%	$27.55	848,000	5%	$21.65
2016	384,000	4%	$18.42	431,000	6%	$31.00	815,000	5%	$25.07
2017	623,000	6%	$17.18	426,000	6%	$31.45	1,048,000	6%	$23.00
Thereafter	2,975,000	31%	$14.69	379,000	6%	$34.08	3,356,000	18%	$16.87

Total (3)	9,956,000	100%	$14.48	7,221,000	100%	$29.55	17,178,000	100%	$20.81

Assumes all lease options are exercised

Year	Expiring SF	% of Anchor SF	Minimum Rent PSF (2)	Expiring SF	% of Small Shop SF	Minimum Rent PSF (2)	Expiring SF	% of Total SF	Minimum Rent PSF (2)
2008	124,000	1%	$9.35	410,000	6%	$21.87	534,000	3%	$18.96
2009	279,000	3%	$11.50	537,000	7%	$28.07	816,000	5%	$22.40
2010	239,000	2%	$5.97	515,000	7%	$29.36	754,000	4%	$21.94
2011	43,000	0%	$7.19	636,000	9%	$28.35	679,000	4%	$27.01
2012	235,000	2%	$14.88	592,000	8%	$32.06	827,000	5%	$27.18
2013	127,000	1%	$15.11	476,000	7%	$29.94	604,000	4%	$26.77
2014	332,000	3%	$14.11	424,000	6%	$32.30	756,000	4%	$24.32
2015	189,000	2%	$16.78	407,000	6%	$25.37	596,000	3%	$22.64
2016	125,000	1%	$20.84	396,000	5%	$31.80	521,000	3%	$29.17
2017	127,000	1%	$26.65	529,000	7%	$29.73	657,000	4%	$29.09
Thereafter	8,136,000	84%	$14.60	2,299,000	32%	$30.70	10,434,000	61%	$18.15

Total (3)	9,956,000	100%	$14.48	7,221,000	100%	$29.55	17,178,000	100%	$20.81

Notes:

(1)	Anchor is defined as a tenant leasing 15,000 square feet or more.
(2)	Minimum Rent reflects in-place contractual (cash-basis) rent as of March 31, 2008.
(3)	Represents occupied square footage as of March 31, 2008.

Federal Realty Investment Trust

Portfolio Leased Statistics

March 31, 2008

Overall Portfolio Statistics (1)

	At March 31, 2008			At March 31, 2007
Type	Size	Leased	Leased %	Size	Leased	Leased %
Retail Properties (2) (sf)	18,197,000	17,480,000	96.1%	19,607,000	18,931,000	96.6%
Residential Properties (3) (units)	723	693	95.9%	723	670	92.7%

Same Center Statistics (1)

	At March 31, 2008			At March 31, 2007
Type	Size	Leased	Leased %	Size	Leased	Leased %
Retail Properties (2) (4) (sf)	14,730,000	14,176,000	96.2%	14,794,000	14,330,000	96.9%
Residential Properties (3) (units)	723	693	95.9%	428	405	94.6%

Notes:

(1)	See Glossary of Terms.
(2)	Leasable square feet; excludes redevelopment square footage not yet placed in service.
(3)	Overall portfolio statistics at March 31, 2008 and 2007 include Rollingwood, The Crest at Congressional and the residential rental units at Santana Row. Same center statistics at March 31, 2007 included only Rollingwood and The Crest at Congressional.
(4)	Excludes properties purchased, sold or under redevelopment.

Federal Realty Investment Trust

Summary of Top 25 Tenants

March 31, 2008

Rank	Tenant Name	Annualized Base Rent		Percentage of Total Annualized Base Rent	Tenant GLA		Percentage of Total GLA	Number of Stores Leased
1	Bed, Bath & Beyond, Inc.	$9,637,000		2.70%	647,000		3.56%	15
2	Ahold USA, Inc.	$8,147,000		2.28%	571,000		3.14%	11
3	Safeway, Inc.	$6,684,000		1.87%	481,000		2.64%	9
4	TJX Companies	$6,531,000		1.83%	541,000		2.97%	15
5	Gap, Inc.	$6,364,000		1.78%	220,000		1.21%	11
6	CVS Corporation	$5,692,000		1.59%	168,000		0.92%	15
7	Barnes & Noble, Inc.	$4,705,000		1.32%	201,000		1.10%	8
8	OPNET Technologies, Inc.	$3,620,000		1.01%	83,000		0.46%	2
9	DSW, Inc	$3,486,000		0.98%	125,000		0.69%	5
10	Best Buy Stores, L.P.	$3,454,000		0.97%	99,000		0.54%	3
11	Staples, Inc.	$3,376,000		0.94%	187,000		1.03%	9
12	Supervalu Inc.(Acme/Sav-A-Lot/Star Mkt/Shoppers Food)	$3,204,000		0.90%	338,000		1.86%	7
13	Borders Group, Inc.	$2,834,000		0.79%	129,000		0.71%	5
14	Home Depot, Inc.	$2,832,000		0.79%	335,000		1.84%	4
15	Kohl’s Corporation	$2,793,000		0.78%	322,000		1.77%	3
16	Ross Stores, Inc.	$2,672,000		0.75%	149,000		0.82%	5
17	Wakefern Food Corporation	$2,546,000		0.71%	136,000		0.75%	2
18	Wachovia Corporation	$2,522,000		0.71%	58,000		0.32%	12
19	A.C. Moore, Inc.	$2,483,000		0.69%	141,000		0.77%	6
20	L.A. Fitness International LLC	$2,388,000		0.67%	117,000		0.64%	3
21	AMC Entertainment Inc.	$2,378,000		0.67%	166,000		0.91%	4
22	Container Store, Inc.	$2,354,000		0.66%	52,000		0.29%	2
23	PETsMART, Inc.	$2,224,000		0.62%	130,000		0.71%	5
24	Dollar Tree Stores, Inc.	$2,174,000		0.61%	147,000		0.81%	13
25	Bally Total Fitness Corporation	$2,151,000		0.60%	156,000		0.86%	5

	Totals - Top 25 Tenants	$97,251,000		27.22%	5,699,000		31.32%	179

	Total: (1)	$357,494,000	(2)		18,197,000	(3)		2,363

Notes:

(1)	Does not include amounts related to leases these tenants have with our partnership with Clarion Lion Properties Fund.
(2)	Reflects annual in-place contractual (cash-basis) rent as of March 31, 2008.
(3)	Excludes redevelopment square footage not yet placed in service.

Federal Realty Investment Trust

Reconciliation of Net Income to FFO Guidance

March 31, 2008

	2008 Guidance
	($ millions except per share amounts) (1)
Net income	$124	to	$127
Gain on sale of real estate	0		0
Depreciation and amortization of real estate & real estate partnership assets	97		97
Amortization of initial direct costs of leases	9		9

Funds from operations	230		233
Income attributable to operating partnership units	1		1
Dividends on preferred stock	(1)		(1)

Funds from operations available for common shareholders	231	to	234

Weighted Average Shares (diluted)	59.4

Funds from operations available for common shareholders per diluted share	$3.89		$3.94

Note:

(1)	Individual items may not add up to total due to rounding.

Federal Realty Investment Trust

Joint Venture Disclosure

March 31, 2008

Clarion Lion Properties Fund

Federal Realty Investment Trust

Summarized Income Statements and Balance Sheets - Joint Venture

March 31, 2008

CONSOLIDATED INCOME STATEMENTS

	Three months ended March 31,
	2008	2007
	(in thousands)
Revenues
Rental income	$4,617	$3,485
Other property income	63	46

	4,680	3,531
Expenses
Rental	874	563
Real estate taxes	465	342
Depreciation and amortization	1,185	975

	2,524	1,880

Operating income	2,156	1,651

Interest expense	(1,135)	(1,074)

Net income	$1,021	$577

CONSOLIDATED BALANCE SHEETS
	March 31, 2008	December 31, 2007

	(in thousands)
ASSETS

Real estate, at cost	$201,805	201,641
Less accumulated depreciation and amortization	(11,058)	(9,894)

Net real estate	190,747	191,747

Cash and cash equivalents	1,869	1,453
Other assets	6,813	7,173

TOTAL ASSETS	$199,429	$200,373

LIABILITIES AND PARTNERS’ CAPITAL

Liabilities
Mortgages payable	$81,497	$81,540
Other liabilities	7,963	8,691

Total liabilities	89,460	90,231

Partners’ capital	109,969	110,142

TOTAL LIABILITIES AND PARTNERS’ CAPITAL	$199,429	$200,373

Federal Realty Investment Trust

Summary of Outstanding Debt and Debt Maturities - Joint Venture

March 31, 2008

OUTSTANDING DEBT

	Maturity	Stated Interest Rate as of March 31, 2008		Balance
				(in thousands)
Mortgage Loans
Secured Fixed Rate
Campus Plaza	12/01/09	4.530	%(a)	$11,000
Pleasant Shops	12/01/09	4.530	%(a)	12,400
Plaza del Mercado	07/05/14	5.770	%(b)	13,212
Atlantic Plaza	12/01/14	5.120	%(a)	10,500
Barcroft Plaza	07/01/16	5.990	%(a)(c)	20,785
Greenlawn Plaza	07/01/16	5.900	%(a)	13,600

Total Fixed Rate Debt				$81,497

Debt Maturities

(in thousands)

Year	Scheduled Amortization	Maturities	Total	Percent of Debt Maturing	Cumulative Percent of Debt Maturing
2008	$132	$—	$132	0.2%	0.2%
2009	185	23,400	23,585	28.9%	29.1%
2010	196	—	196	0.2%	29.3%
2011	208	—	208	0.3%	29.6%
2012	220	—	220	0.3%	29.9%
2013	233	—	233	0.3%	30.2%
2014	142	22,396	22,538	27.7%	57.9%
2015	—	—	—	0.0%	57.9%
2016	—	34,385	34,385	42.1%	100.0%

Total	$1,316	$80,181	$81,497	100.0%

Notes:

(a)	Interest only until maturity.
(b)	Effective July 5, 2007, principal and interest payments were due based on a 30-year amortization schedule.
(c)	The stated interest rate represents the weighted average interest rate for two mortgage loans secured by this property. The loan balance represents a note of $16.6 million at a stated rate of 6.06% and a note of $4.2 million at a stated rate of 5.71%.

Federal Realty Investment Trust

Real Estate Status Report - Joint Venture

March 31, 2008

Property Name	MSA Description	Year Acquired	Real Estate at Cost	Mortgage or Capital Lease Obligation	GLA	% Leased	Grocery Anchor GLA (1)	Grocery Anchor (1)	Other Principal Tenants
			(in thousands)	(in thousands)
East Region

Washington Metropolitan Area
Barcroft Plaza	Washington, DC-MD-VA	2006-2007	$33,993	$20,785	100,000	100%	46,000	Harris Teeter	Bank of America
Free State Shopping Center	Washington, DC-MD-VA	2007	65,737		279,000	99%	73,000	Giant Food	TJ Maxx / Ross / Office Depot
Plaza del Mercado	Washington, DC-MD-VA	2004	20,910	13,212	96,000	92%	25,000	Giant Food	CVS

	Total Washington Metropolitan Area		120,640		475,000	98%

New York / New Jersey
Greenlawn Plaza	Nassau-Suffolk, NY	2006	19,983	13,600	106,000	100%	46,000	Waldbaum’s	Tuesday Morning

	Total New York / New Jersey		19,983		106,000	100%

New England
Atlantic Plaza	Boston-Worcester-Lawrence-Lowell-Brockton, MA	2004	16,390	10,500	123,000	97%	63,000	Shaw’s Supermarket	Sears
Campus Plaza	Boston-Worcester-Lawrence-Lowell-Brockton, MA	2004	22,101	11,000	116,000	100%	46,000	Roche Brothers	Burlington Coat Factory
Pleasant Shops	Boston-Worcester-Lawrence-Lowell-Brockton, MA	2004	22,691	12,400	130,000	94%	38,000	Foodmaster	Marshalls

	Total New England		61,182		369,000	97%

	Total East Region		201,805		950,000	98%

Grand Totals			$201,805	$81,497	950,000	98%

Note:

(1)	Grocery anchor is defined as a grocery tenant leasing 15,000 square feet or more.

Glossary of Terms

Adjusted EBITDA: Adjusted EBITDA is a non-GAAP measure that means net income or loss plus depreciation and amortization, net interest expense, income taxes, gain or loss on sale of real estate and impairments of real estate, if any. Adjusted EBITDA is presented because we believe that it provides useful information to investors regarding our ability to service debt and because it approximates a key covenant in material notes. Adjusted EBITDA should not be considered an alternative measure of operating results or cash flow from operations as determined in accordance with GAAP. The reconciliation of Adjusted EBITDA, to net income for the three months ended March 31, 2008 and 2007 is as follows:

	For the Three Months Ended March 31,
	2008	2007
	(in thousands)
Net income	$29,986	$23,136
Depreciation and amortization	25,400	26,484
Net interest expense	24,353	29,483
Other interest income	(341)	(357)

EBITDA	79,398	78,746
Gain on sale of real estate	0	0

Adjusted EBITDA	$79,398	$78,746

Funds From Operations (FFO): FFO is a supplemental measure of real estate companies’ operating performances. The National Association of Real Estate Investment Trusts (“NAREIT”) defines FFO as follows: income available for common shareholders before depreciation and amortization of real estate assets and excluding extraordinary items and gains and losses on sale of real estate. NAREIT developed FFO as a relative measure of performance and liquidity of an equity REIT in order to recognize that the value of income-producing real estate historically has not depreciated on the basis determined under GAAP. However, FFO does not represent cash flows from operating activities in accordance with GAAP (which, unlike FFO, generally reflects all cash effects of transactions and other events in the determination of net income); should not be considered an alternative to net income as an indication of our performance; and is not necessarily indicative of cash flow as a measure of liquidity or ability to pay dividends. We consider FFO a meaningful, additional measure of operating performance because it primarily excludes the assumption that the value of real estate assets diminishes predictably over time, and because industry analysts have accepted it as a performance measure. Comparison of our presentation of FFO to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in the application of the NAREIT definition used by such REITs.

Property Operating Income: Rental income, other property income and mortgage interest income, less rental expenses and real estate taxes and excluding operating results from discontinued operations.

Overall Portfolio: Includes all operating properties owned in reporting period.

Same Center: Information provided on a same center basis is provided for only those properties that were owned and operated for the entirety of both periods being compared, excludes properties that were redeveloped, expanded or under development and properties purchased or sold at any time during the periods being compared.

Tenant Improvements and Incentives: Represents not only the total dollars committed for the improvement (fit-out) of a space as it relates to a specific lease but may also include base building costs (i.e. expansion, escalators or new entrances) which are required to make the space leasable. Incentives include amounts paid to tenants as an inducement to sign a lease that do not represent building improvements.